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                                                                   Exhibit 10.22

                                                             As of April 1, 2000



Personal and Confidential

Mr. Eugene Rooney
6174 Contra Costa Road
Oakland, California 94618

Dear Gene:

     I refer to your letter dated February 27, 2000, notifying Xpedior, in accordance with Section 4(b) of your Employment Agreement with Xpedior dated October 13, 1999 (the "Employment Agreement"), of your resignation from your position as Executive Vice President of Xpedior effective as of March 27, 2000 (the "Separation Date"). On behalf of Xpedior's Board of Directors, I also acknowledge your resignation as a Class II Director of Xpedior also effective as of the Separation Date.

     The purpose of this letter is to confirm the final agreement between you and Xpedior concerning the termination of your employment, your resignation from Xpedior's Board of Directors, and your severance arrangements including, without limitation, the treatment of your outstanding stock options, as follows:

     1. You have been paid all compensation already earned by you, including, without limitation, any amounts due to you under any applicable benefit plan, for accrued vacation pay, and for the pro-rata bonus you are entitled to receive under Section 3.2 of the Employment Agreement, and you agree that all such payments constitute payment in full of any and all sums that are now or might hereafter have become owing to you for services rendered by you during your employment with Xpedior. You further agree that you have been reimbursed for all business expenses incurred during your employment by Xpedior. You acknowledge that, in accordance with Section 4(b) of the Employment Agreement, Xpedior has provided you with written notice of your right under the federal law known as "COBRA" to continue at your cost your participation and that of your eligible dependents in Xpedior's group health plan.

Personal and Confidential
Mr. Eugene Rooney
As of April 1, 2000
Page 2


     2. In consideration for your entering into this Agreement and on the condition that you continue to meet all of your obligations under it as well as your continuing obligations under Sections 6, 8, 9 and 10 of the Employment Agreement, the terms of the Nonstatutory Stock Option Agreement dated as of August 12, 1999, between you and Xpedior (the "August 1999 Stock Option Agreement") are hereby amended to provide that:

          a. Effective as of the Separation Date, 50,000 options under the August 1999 Stock Option Agreement will immediately vest (the "Vested Options"). All other options granted to you under the August 1999 Stock Option Agreement will expire on the Separation Date.

          b. The Vested Options will immediately become exercisable upon the earlier to occur of (i) the distribution by Metamor Worldwide, Inc., a Delaware corporation ("Metamor") to its stockholders of the shares of Xpedior Common Stock held by Metamor; (ii) the closing of the proposed merger by and among Metamor, PSINet Shelf IV Inc., a Delaware corporation, and PSINet Inc., a New York corporation; and (iii) December 16, 2001.

          c. Notwithstanding the termination of your employment with Xpedior and your resignation from the Xpedior Board of Directors, the Vested Options will be exercisable until December 17, 2001.

Except as amended hereby, the August 1999 Stock Option Agreement will remain in full force and effect in accordance with its terms and conditions. Notwithstanding anything set forth herein to the contrary, you agree that all other options to purchase stock of Xpedior granted you, whether vested or unvested, have expired or been canceled as of the Separation Date and are not exercisable now and shall not hereafter become exercisable including, without limitation, any options granted to you pursuant to the Nonstatutory Stock Option Agreement dated October 13, 1999, between you and Xpedior.

     3. You represent and warrant that, as of the effective date of this Agreement, that you have returned to Xpedior any and all documents, materials and information related to the business of Xpedior, present or otherwise, and all copies, and all other property of Xpedior in your possession or control.

     4. You acknowledge your continuing obligations under Sections 6, 8, 9 and 10 of the Employment Agreement regarding Xpedior confidential information, inventions and non-competition which provisions are incorporated herein by reference. Further, you covenant and agree that you will not challenge before any court or in any other forum the validity of, or the enforceability of any of Sections 6, 8, 9 and 10 of the Employment Agreement.

Personal and Confidential
Mr. Eugene Rooney
As of April 1, 2000
Page 3


     5. You hereby represent and warrant that you have not disclosed, and you agree that you will not disclose, this Agreement or any of its terms or provisions, directly or by implication, to any person, except to members of your immediate family and to your legal and tax advisors, and then only on the condition that they agree not to further disclose any of the same to others.

     6. This Agreement, together with the Employment Agreement and the August 1999 Stock Option Agreement, as amended hereby, constitute the entire agreement between you and Xpedior and replace all prior and contemporaneous agreements, communications and understandings, written and oral, with respect to your employment, its termination, and the stock options granted to you by Xpedior, and all related matters.

     7. This Agreement shall be in complete and final settlement of any and all causes of action, rights or claims that you have had in the past, now have, or might now have, in any way related to or arising out of or in connection with your employment and its termination or pursuant to Title VII of the federal Civil Rights Act, the federal Age Discrimination in Employment Act, or any other federal, state or local employment laws, regulations or other requirements. In exchange for the special severance benefits to be provided you under this Agreement, to which you acknowledge you were not otherwise entitled, you hereby release and forever discharge Xpedior, Metamor, and their respective past and present directors, officers, employees, agents, parents, subsidiaries, successors and assigns, and all others connected with them, both individually and in their official capacities, from any and all such causes of action, rights or claims.

     8. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Xpedior agrees that this Agreement shall be in complete and final settlement of, and releases you, your heirs, executors, administrators and assigns and all others connected with you from, any and all causes of action, rights or claims which Xpedior has had in the past or now has against you in any way related to or arising out of your employment and its termination, excluding only those claims, if any, arising out of any action or omission by you that was not undertaken in good faith and in the reasonable belief that it was in the best interests of Xpedior.

     9. In signing this Agreement, you give Xpedior assurance that you have read and understood all of its terms; that you have had a full and reasonable opportunity to consult with your attorney concerning this Agreement and that you have done so; and that you have signed this Agreement knowingly and voluntarily.

Personal and Confidential
Mr. Eugene Rooney
As of April 1, 2000
Page 4


If the foregoing is agreeable to you, please sign and return the enclosed copy of this Agreement no later than twenty-one days from the date you receive it. You may revoke this Agreement at any time during the seven-day period immediately following the date of your signing (the "revocation period") by written notice to me, with a copy to Caesar J. Belbel, Senior Vice President and General Counsel, Xpedior Incorporated, 35 Corporate Drive, 4/th/ Floor, Burlington, Massachusetts 01803. If you do not revoke this Agreement during the revocation period, then, at the expiration of that period, this Agreement will take effect as a binding agreement between you and Xpedior on the basis set forth above.


                                  Very truly yours,
                                  XPEDIOR INCORPORATED




                                  By:  /s/ David N. Campbell
                                       -------------------------------
                                           David N. Campbell
                                           President and CEO



Accepted and agreed:


Signature:   /s/ Eugene Rooney
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                 Eugene Rooney

Date:
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